SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

World Wrestling Entertainment, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	6,902

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2013, WWE Jet Services, Inc. (“Borrower Subsidiary”), a wholly-owned subsidiary of World Wrestling Entertainment, Inc. (the “Registrant”), entered into a Loan and Aircraft Security Agreement (the “Loan Agreement”) with RBS Asset Finance, Inc. (“RBS”), pursuant to which Borrower Subsidiary issued a note to RBS in the principal amount of $31,567,644.36 (the “Note”). The Note bears interest at a rate of 2.18% per annum, is payable in quarterly installments of $405,548.82 and has a final maturity of August 7, 2020. The Note may be prepaid in whole but not in part after August 7, 2015. Prepayments prior to August 7, 2016 carry a prepayment penalty of 2.0% of the prepaid amount; between August 8, 2016 and August 7, 2018 carry a prepayment penalty of 1.0% of the prepaid amount; and thereafter carry no prepayment penalty. The Note and the indebtedness evidenced thereby (collectively, the “Loan”) is secured by a first priority perfected security interest in Borrower Subsidiary's aircraft, a 2007 Bombardier Global 5000, which was purchased on August 7, 2013 with proceeds from the Loan (the “Aircraft”). The Loan is guaranteed in full by the Registrant. $3.0 million of the Loan proceeds have been held back by RBS and allocated to certain refurbishment work to be done to the Aircraft. Any amounts not used for permitted refurbishment of the Aircraft will be applied to subsequent payment installment(s) on the Loan.

The Loan Agreement and Note provide for customary events of default. The Registrant expects to market the aircraft it has owned since 2000 for sale after completion of the refurbishment of both the Aircraft and the older aircraft.

The foregoing is a summary of the material terms and conditions of the Loan Agreement and the Note and is not a complete discussion of such documents.  Accordingly, the foregoing is qualified in its entirety by reference to the full texts of the Loan Agreement and the Note, copies of which are filed as exhibits to this Current Report on Form 8-K, and reference is made to such agreements, which are hereby incorporated by reference.

An affiliate of RBS is a member of the syndicate of lenders in the Registrant's $200 million revolving credit facility. There are currently no borrowings under that facility. In addition, affiliates of RBS have provided and may in the future provide, commercial banking, trust and other financial services to the Registrant in the ordinary course of business for customary fees.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results or events could differ materially from those described and the Registrant undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Registrant's operations and future results, refer to the Registrant's reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 and subsequent Forms 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.15     Loan and Aircraft Security Agreement, dated August 7, 2013, and related exhibits and schedules.

Exhibit 10.16     Promissory Note, dated August 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ George A. Barrios
George A. Barrios
Chief Financial Officer

Dated:  August 12, 2013